THIRD AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

            THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is made and dated as of the 14th day of December, 2001 by and between BANK OF THE WEST ("Lender") and MENTOR CORPORATION (the "Borrower") and amends that certain Amended and Restated Credit Agreement dated as of October 25, 2000 (as amended by a First Amendment dated as of February 2, 2001, as amended by a Second Amendment dated as of February 14, 2001 and as further amended, modified or waived from time to time, the "Agreement") between Lender and the Borrower.

RECITALS

                        A.        The Borrower has asked the Lender to extend the Loan Maturity Date (as such term and all other capitalized terms used in but not otherwise defined in this Amendment are defined in the Agreement).

                        B.         Lender has agreed to do so on the terms and conditions contained in this Amendment.

                        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that, upon the satisfaction of the conditions contained in Paragraph 2 below, the Agreement shall be amended as set forth below:

AGREEMENT

1.         Amendments.

1(a)      Amendments to Definitions.  The definitions of "Loan Maturity Date in Paragraph 1 of the Agreement is amended to read as follows:

"'Loan Maturity Date' shall mean the earlier of:  (a) September 15, 2003, as such date may be extended from time to time in writing by the Borrower and Lender, (b) the date Lender terminates its obligations to make further Loans pursuant to Paragraph 8 below; or the date the Credit Limit is reduced to $0.00."

2.         Conditions to Effectiveness of Amendment.  As conditions precedent to the effectiveness of this Amendment, (1) the Borrower and Lender shall have duly executed and delivered this Amendment and (2) Lender shall have received such other additional documentation as it may request in connection herewith.

3.         Representations and Warranties of the Borrower.  As an inducement to Lender to enter into this Amendment, the Borrower represents and warrants to Lender that:

3(a)      No Change.  Since the date of the financial statements most recently delivered to Lender pursuant to the Agreement, there has been no material adverse change in the business, operations, assets or financial or other condition of the Borrower or the Borrower and the Guarantors taken as a whole or the Borrower and its consolidated Subsidiaries taken as a whole.  Since such date, the Borrower has not entered into, incurred or assumed any long-term debt, mortgages, material leases or material oral or written commitments not disclosed to Lender prior to the date of this Amendment.

3(b)      Corporate Existence; Compliance with Law.  The Borrower and each Guarantor (1) is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on it or its property and/or business or on the ability of the Borrower to pay or perform the Obligations, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance in all material respects with all Requirements Of Law and Contractual Obligations.

3(c)      Corporate Power; Authorization; Enforceable Obligations.  The Borrower and each Guarantor has the corporate power and authority and the legal right to execute, deliver and perform this Amendment, as amended hereby, to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the Loan Documents.  This Amendment has been duly executed and delivered on behalf of the Borrower and each Guarantor and constitutes legal, valid and binding obligations of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

3(d)      No Legal Bar.  The execution, delivery and performance of this Amendment will not violate any Requirement Of Law or any Contractual Obligations of the Borrower or create or result in the creation of any Lien on any assets of the Borrower or any Guarantor.

4.  Miscellaneous Provisions.

4(a)      Entire Agreement.  This Amendment and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

4(b)      Survival.  All representations, warranties, covenants and agreements herein contained on the part of the Borrower shall survive the termination of this Amendment and the Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

4(c)      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to choice of law rules.

4(d)      Counterparts.  This Amendment may be executed in any number of counterparts, all of which together shall constitute one agreement.

4(e)      Expenses.  In accordance with Paragraph 6(g) of the Agreement, the Borrower agrees to pay to Lender, on demand, all reasonable out-of-pocket expenses (including fees and disbursements of counsel, including reasonable allocated cost of inside counsel) of Lender incident to the preparation, negotiation, and closing of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 27th day of September, 2002 but to be effective as of the date and year first above written.

MENTOR CORPORATION, a
Minnesota corporation,
as the Borrower

By:  /S/CHRISTOPHER J. CONWAY
       Christopher J. Conway, Chairman and Chief Executive Officer

By:  /S/ADEL MICHAEL
      Adel Michael, Chief Financial Officer

MENTOR CORPORATION
5425 Hollister
Santa Barbara, CA   93111

BANK OF THE WEST, as Lender

By:  /S/DAVID G. KRONEN
       David G. Kronen, Vice President

Bank of the West
1036 State Street
Santa Barbara, CA  93101